As filed with the Securities and Exchange Commission on October 20, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALGONQUIN POWER & UTILITIES CORP.

(Exact Name of Registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2845 Bristol Circle Oakville, Ontario L6H 7H7, Canada	Not Applicable
(Address of principal executive offices)	(Zip Code)

Algonquin Power & Utilities Corp.

Employee Share Purchase Plan

(Full title of the Plan)

C T Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 590-9070

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy of communications to:

David M. Johansen, Esq.

White & Case LLP

1155 Avenue of the Americas

New York, New York

Tel: (212) 819-8200

Fax: (212) 354-8113

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(3)
Common Shares, no par value	2,000,000	$5.54	$11,080,000.00	$1,269.77

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, (the “Securities Act”), this Registration Statement shall also cover any additional common shares which become issuable under the Algonquin Power & Utilities Corp. Employee Share Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act and is based upon the average of the high and low selling prices per share of the Registrant’s Common Shares, as reported on The Toronto Stock Exchange on October 14, 2011, which was Cdn$5.60 per share.
(3)	U.S. dollar amounts are calculated based on the Bank of Canada noon rate of exchange reported on October 14, 2011, which was Cdn$1.00=US$0.99.

EXPLANATORY NOTE

On October 20, 2011, the Board of Directors of Algonquin Power & Utilities Corp. (the “Company” or the “Registrant”) adopted, subject to ratification by the shareholders, the Algonquin Power & Utilities Corp. Employee Share Purchase Plan (the “Plan”). On June 21, 2011, the Plan was ratified by the shareholders. The Registrant has filed this Registration Statement (the “Registration Statement”) to register under the Securities Act, the offer and sale of 2,000,000 common shares, no par value (the “Common Shares”), of the Registrant issuable pursuant to the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	As permitted by Rule 428 under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	The Registrant’s Annual Report on Form 40-F for the year ended December 31, 2010, filed with the Commission on March 31, 2011;

(b)	The Registrant’s Reports on Form 6-K furnished to the Commission on January 28, 2011, April 7, 2011, May 19, 2011 and August 15, 2011; and

(c)	The description of the Registrant’s Common Shares contained in the Registrant’s Registration Statement No. 000-53808 on Form 8-A, as filed with the Commission on October 27, 2009, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all of the Registrant’s reports filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under the Canada Business Corporations Act (the “CBCA”), a corporation may indemnify a present or former director or officer of such corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, and the corporation may advance moneys to the individual for the costs, charges and expenses of any such proceeding. The corporation may not indemnify the individual, and any advance must be repaid by the individual, unless the individual acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty the individual had reasonable grounds for believing that the individual’s conduct was lawful. Such indemnification and advances may be made in connection with a derivative action only with court approval. Such individual is entitled to indemnification or advances from the corporation as a matter of right in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of a civil, criminal, administrative, investigative or other proceeding to which he is subject by reason of being or having been a director or officer of the corporation or other entity as described above if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and if the individual fulfils the conditions set forth above.

In accordance with and subject to the CBCA, the by-laws provide that the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Registrant or at the Registrant’s request on behalf of any such body corporate), and such director or officer’s heirs and legal representatives, to the extent permitted by the CBCA, as set forth above.

The Registrant’s bylaws also provide that the Registrant’s directors and officers will be indemnified in connection with actual or threatened proceedings and claims arising out of their status as directors and officers, to the fullest extent permitted by the Canada Business Corporations Act. Accordingly, the Registrant has entered into indemnification agreements with each of its directors and executive officers providing such individuals with rights to indemnification and expense advancement to the fullest extent permitted under law. The Registrant also maintains directors’ and officers’ liability insurance which insures the Registrant’s directors and officers and our subsidiaries against certain losses resulting from any wrongful act committed in their official capacities for which they become obligated to pay to the extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits listed on the exhibit index at the end of this Registration Statement are included in this Registration Statement.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakville, Province of Ontario, Canada on this 20th day of October 2011.

ALGONQUIN POWER & UTILITIES CORP.

By:	/s/ David Bronicheski
Name:	David Bronicheski
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each undersigned officer and director of Algonquin Power & Utilities Corp., a Canadian company, do hereby constitute and appoint Ian Robertson, Chief Executive Officer and David Bronicheski, Chief Financial Officer, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the Company to comply with the Securities Act, and any rules, regulations, or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of this Registration Statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title of Capacities	Date

/s/ Ian Robertson	Chief Executive Officer and Director	October 20, 2011
Ian Robertson	(principal executive officer)

/s/ David Bronicheski	Chief Financial Officer	October 20, 2011
David Bronicheski	(principal financial officer and principal accounting officer)

/s/ Kenneth Moore	Director	October 20, 2011
Kenneth Moore

/s/ George L. Steeves	Director	October 20, 2011
George L. Steeves

*	Director	October 20, 2011
Christopher J. Ball

*	Director	October 20, 2011
Christopher Huskilson

/s/ Christopher K. Jarratt	Director	October 20, 2011
Christopher K. Jarratt

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of Algonquin Power & Utilities Corp. in the United States on October 20, 2011.

By:	/s/ Greg Sorensen
Name:	Greg Sorensen
Title:	Controller, Algonquin Water Resources of America Inc.

EXHIBITS

Exhibit Number	Description

5.1	Opinion of Blake, Cassels & Graydon LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Blake, Cassels & Graydon LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Powers of Attorney (included on the signature page hereof).

99.1	Algonquin Power & Utilities Corp. Employee Share Purchase Plan, as revised September 14, 2011.